UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): June 29, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)

                  1-2918                                      61-0122250
         (Commission File Number)                          (I.R.S. Employer
                                                          Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky              41012-0391
   (Address of principal executive offices)                   (Zip Code)

      P.O. Box 391, Covington, Kentucky                       41012-0391
              (Mailing Address)                               (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 2230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement  communications  pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

         On June 29, 2005, Ashland Inc. ("Ashland") announced that each of the previously announced tender offers set forth in Ashland's Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent dated June 1, 2005 (the "Offer to Purchase") in respect of the following of its notes (having the CUSIP Nos. specified in
Exhibit 99.1 hereto): 6.625% Senior Notes, 8.80% Debentures, Series E Medium-Term Notes, Series F Medium-Term Notes, Series G Medium-Term Notes, 6.86% Series H Medium-Term Notes and 7.83% Series J Medium-Term Notes (collectively, the "Extended Notes") had been extended and would expire at 10 a.m., New York time, on June 30, 2005, unless extended at the sole discretion of Ashland (such date and time, as it may be extended, the "Expiration Date") in accordance with the terms and subject to the conditions of such tender offers described in the Offer to Purchase. The percentages of each series of Extended Notes tendered as of 5 p.m., New York time, on June 29, 2005, are set forth in the table included in Exhibit
99.1 hereto.
          Ashland noted that extended Notes tendered could not be withdrawn, and consents given could not be revoked, unless the applicable tender offer was terminated without any Extended Notes being purchased. As previously announced, Ashland received from its noteholders the requisite consents to the proposed amendments to the Indenture relating to its Extended Notes described in the Offer to Purchase, and such amendments have become effective as of June 29, 2005 and are operative with respect to the Extended Notes, subject to the condition that the Extended Notes validly tendered pursuant to the applicable tender offer were subsequently accepted for purchase by Ashland. If a holder of Extended Notes tendered its Extended Notes pursuant to the applicable tender offer after the applicable consent payment deadline and the applicable tender offer is consummated, they will not receive the consent fee, which is $20 per $1,000 of the principal amount of Extended Notes validly tendered and accepted, even though such proposed amendments have become effective.
          Ashland will pay for Extended Notes it accepts for purchase promptly following the Expiration Date of the applicable tender offer (each such date, the "Settlement Date"), which Ashland announced it expected to be on June 30, 2005, for all Extended Notes that it accepts for purchase. In addition, Ashland will pay accrued and unpaid interest on tendered and accepted Extended Notes up to, but not including, the Settlement Date.
         Ashland also announced on June 29, 2005 that it has waived the remaining conditions to, and completed, its previously announced tender offers and consent solicitations in respect of each of the following of its notes: 9.35% Series B Medium-Term Notes (CUSIP No.:04454CAJ5) (the "Series B Notes") and 9.20% Series D Medium-Term Notes (CUSIP No.:04454CBF2) (the "Series D Notes") (together, the "Accepted Notes" and, together with the Extended Notes, the "Notes"). Ashland has accepted for payment all Accepted Notes that were validly tendered prior to 5 p.m., New York time, on June 29, 2005, in accordance with the terms and subject to the conditions of the applicable tender offers described in the Offer to Purchase. The percentages of Series B Notes and Series D Notes accepted for purchase are set forth in the table included in Exhibit 99.1 hereto. Ashland announced that it expected settlement in respect of such Accepted Notes to occur on June 30, 2005, and that it would pay accrued and unpaid interest on all Accepted Notes up to, but not including, such date.
         Details of the extension of debt tender offers for certain Notes, and completion of the debt tender for other Notes, including the percentage of Extended Notes tendered and Accepted Noted accepted for purchase are included in the attached press release, which is attached hereto as Exhibit
99.1 and incorporated herein by reference.


 Item 9.01.  Financial Statements and Exhibits

(c)      Exhibits

         99.1     Press Release dated June 29, 2005


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ASHLAND INC.
                              -------------------------------------------
                                            (Registrant)



Date:  June 30, 2005                   /s/ J. Marvin Quin
                               -----------------------------------
                               Name:     J. Marvin Quin
                               Title:    Senior Vice President,
                                         Chief Financial Officer

                               EXHIBIT INDEX

99.1     Press Release dated June 29, 2005